UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2012 (March 28, 2012)

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30863	04-3064173
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

25 Dan Road, Canton, MA	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 28, 2012, Network Engines, Inc. (the “Company”) entered into the Third Loan Modification Agreement (the “Modification Agreement”) with Silicon Valley Bank (“SVB”).  The Modification Agreement, which is effective March 31, 2012, modifies the Loan Agreement entered into between the Company and SVB dated February 5, 2010, as amended by the First Loan Modification Agreement dated January 18, 2011 and further amended by the Second Loan Modification Agreement dated December 13, 2011.

The Modification Agreement amends the Loan Agreement to extend its term until June 30, 2012 and decreases the unused line of credit fee from 0.30% to 0.25% per annum.  Under the Modification Agreement, the line of credit facility is $10 million.

The foregoing description is subject to, and qualified in its entirety by, the Modification Agreement filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.2	Third Loan Modification Agreement, dated as of March 28, 2012, by and among Network Engines, Inc. and Silicon Valley Bank.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES, INC.

Date: April 2, 2012	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Chief Financial Officer, Treasurer and Secretary